(d)(1)(i)

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

ING MUTUAL FUNDS

and

ING INVESTMENTS LLC

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Diversified Emerging Markets Debt Fund	May 13, 2013	0.70%
ING Diversified International Fund	October 1, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.00%
ING Emerging Markets Equity Dividend Fund (formerly, ING Greater China Fund)	October 1, 2013	1.00% on the first $100 million of assets 0.90% on the next $150 million of assets 0.80% on assets in excess of $250 million
ING Emerging Markets Equity Fund	May 13, 2013	1.00%
ING Global Bond Fund	May 13, 2013	0.40%
ING Global Equity Dividend Fund	October 1, 2013	0.70%
ING Global Natural Resources Fund	June 13, 2013	1.00% on assets up to $50 million 0.75% on assets in excess of $50 million
ING Global Opportunities Fund	October 1, 2013	0.90% on assets up to $500 million 0.85% on assets in excess of $500 million

[1]	“Direct Investments” shall mean assets which are not Underlying Funds.

[2]

“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex. The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on May 7, 2013.

Series	Effective Date	Annual Investment Management Fee (as a percentage of average daily net assets)
ING Global Perspectives Fund	May 7, 2013	Direct Investments[1] 0.30% Underlying Funds[2] 0.10%
ING Global Real Estate Fund	July 30, 2013	0.80% of the first $250 million of assets 0.775% of the next $250 million of assets 0.70% of assets in excess of $500 million
ING International Core Fund	May 13, 2013	0.75%
ING International Real Estate Fund	May 13, 2013	1.00% on the first $250 million of assets 0.90% on the next $250 million of assets 0.80% on assets in excess of $500 million
ING International Small Cap Fund	May 13, 2013	1.00% of the first $500 million of assets 0.90% of the next $500 million of assets 0.85% of assets in excess of $1 billion
ING International Value Equity Fund (formerly, ING Global Value Choice Fund)	July 30, 2013	0.90% on the first $500 million of assets 0.80% on the next $500 million of assets 0.75% of assets in excess of $1 billion
ING Multi-Manager International Equity Fund (formerly, ING International Growth Fund)	May 13, 2013	0.75%
ING Russia Fund	October 1, 2013	1.25%

[1]	“Direct Investments” shall mean assets which are not Underlying Funds.

[2]

“Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the ING fund complex. The term, “fund complex” shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on May 7, 2013.

2